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                                                                 Exhibit 99.2(h)

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                                WBK STRYPES TRUST

                           (a Delaware business trust)

                               PURCHASE AGREEMENT

                             Dated: September  , 1997

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                                Table of Contents

      SECTION 1.     Representations and Warranties..........................  3
            (a)      Representations and Warranties by the Trust.............  3
                     (i)     Compliance with Registration Requirements.......  3
                     (ii)    Independent Accountants.........................  4
                     (iii)   Financial Statement.............................  4
                     (iv)    No Material Adverse Change in Business..........  4
                     (v)     Good Standing of the Trust; No Subsidiaries.....  5
                     (vi)    Registration Under the 1940 Act.................  5
                     (vii)   Outstanding STRYPES.............................  5
                     (viii)  Authorization of Agreement......................  5
                     (ix)    Authorization and Description of the Securities.  5
                     (x)     Authorization of Trust's Fundamental Agreements.  5
                     (xi)    Compliance with Acts............................  6
                     (xii)   Description of Fundamental Agreements...........  6
                     (xiii)  Absence of Defaults and Conflicts...............  6
                     (xiv)   Absence of Proceedings..........................  7
                     (xv)    No Investment Restrictions, etc.................  7
                     (xvi)   Exhibits........................................  7
                     (xvii)  Absence of Further Requirements.................  7
                     (xviii) Title to Property...............................  8
            (b)      Representations and Warranties by the Contracting
                     Stockholder and AMP.....................................  8
                     (i)     Authority.......................................  8
                     (ii)    Delivery of Bank Ordinary Shares................  8
                     (iii)   Authorization of Agreement......................  9
                     (iv)    Authorization of the Fundamental Agreements.....  9
                     (v)     Absence of Defaults and Conflicts...............  9
                     (vi)    Absence of Further Requirements................. 10
            (c)      Representations and Warranties by AMP................... 12
                     (i)     Authority....................................... 12
                     (ii)    Delivery of Bank Ordinary Shares................ 12
                     (iii)   Authorization of Agreement...................... 12
                     (iv)    Trust Registration Statement and Prospectus..... 13
                     (v)     Authorization of the Fundamental Agreements..... 13
                     (vi)    Absence of Defaults and Conflicts............... 13
                     (vii)   Absence of Further Requirements................. 14
                     (viii)  Forward Purchase Contract....................... 14
                     (ix)    No Immunity from Legal Process.................. 15
                     (x)     Consent to Jurisdiction; Appointment of Agent to
                             Accept Service of Process....................... 15


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                     (xi)  No Withholdings................................. 15
                     (xii) Enforceability of New York Judgment............. 15
                     (xiii)No Approvals Required for U.S. Dollar
                           Payments........................................ 16
            (d)      Officer's Certificates................................ 16
      SECTION 2.     Sale and Delivery to Underwriter; Closing............. 16
            (a)      Initial Securities.................................... 16
            (b)      Option Securities..................................... 16
            (c)      Payment............................................... 17
            (d)      Denominations; Registration........................... 17
      SECTION 3.     Covenants............................................. 17
                     (a)   Covenants of the Trust.......................... 17
                     (i)   Compliance with Securities Regulations and
                           Commission Requests............................. 17
                     (ii)  Filing of Amendments............................ 18
                     (iii) Delivery of Trust Registration Statements....... 18
                     (iv)  Delivery of Trust Prospectuses.................. 18
                     (v)   Continued Compliance with Securities Laws....... 18
                     (vi)  Blue Sky Qualifications......................... 19
                     (vii) Rule 158........................................ 19
                     (viii)Use of Proceeds................................. 19
                     (ix)  Listing......................................... 19
                     (x)   Reporting Requirements.......................... 19
            (b)      Covenants of the Contracting Stockholder.............. 20
                     (i)   Restriction on Sale of Securities............... 20
                     (ii)  Purpose Statement............................... 20
      SECTION 4.     Payment of Expenses................................... 20
            (a)      Expenses Payable by the Trust......................... 20
            (b)      Termination of Agreement.............................. 21
      SECTION 5.     Conditions............................................ 21
                     (a)   Conditions of Underwriter's Obligations......... 21
                     (1)   Effectiveness of Trust Registration Statement... 21
                     (2)   Opinion of New York Counsel for Underwriter and
                           Trust........................................... 21
                     (3)   Opinion of Delaware Counsel for the Trust....... 22
                     (4)   Opinion of New York Counsel for the Contracting
                           Stockholder..................................... 22
                     (5)   Opinion of Australian Counsel for the Trust..... 22
                     (6)   Opinion of Australian Counsel for the Contracting
                           Stockholder and AMP............................. 22
                     (8)   Trustee's Certificate........................... 23
                     (9)   Bank Condition.................................. 23
                     (10)  Certificates of Contracting Stockholder and AMP. 23
                     (11)  Maintenance of Rating........................... 23


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                     (12)  Approval of Listing............................. 24
                     (13)  No Objection.................................... 24
                     (14)  Fundamental Agreements.......................... 24
                     (15)  Conditions to Purchase of Option Securities..... 24
                     (16)  Additional Documents............................ 25
            (b)            Termination of Agreement........................ 25
      SECTION 6.     Indemnification....................................... 26
            (a)      Indemnification of the Underwriter and the Trust by
                     AMP................................................... 26
            (b)      Indemnification of the Trust.......................... 27
            (c)      Actions against Parties; Notification................. 27
            (d)      Settlement without Consent if Failure to Reimburse.... 27
      SECTION 7.     Contribution.......................................... 28
      SECTION 8.     Representations, Warranties and Agreements to Survive
                     Delivery.............................................. 29
      SECTION 9.     Termination of Agreement.............................. 29
            (a)      Termination; General.................................. 29
            (b)      Liabilities........................................... 30
      SECTION 10.    Notices............................................... 30
      SECTION 11.    Parties............................................... 30
      SECTION 12.    Consent to Jurisdiction; Appointment of Agent to
                     Accept Service of..................................... 30
            (a)      Consent to Jurisdiction............................... 30
            (b)      Appointment of Service Agent.......................... 31
            (c)      Survival.............................................. 31
      SECTION 13.    Foreign Taxes......................................... 31
      SECTION 14.    Waiver Of Immunities.................................. 32
      SECTION 15.    Judgment Currency..................................... 32
      SECTION 16.    GOVERNING LAW AND TIME................................ 32
      SECTION 17.    Effect of Headings.................................... 33
      SECTION 18.    Limitation of Liability............................... 33


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                                WBK STRYPES Trust
                           (a Delaware business trust)

                             25,000,000 STRYPES(sm)

         Exchangeable for Ordinary Shares of WESTPAC BANKING CORPORATION

                               PURCHASE AGREEMENT

                                                              September __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

      WBK STRYPES Trust (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), a statutory business trust created under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (Sections 3801 et seq.)), National Australia Trustees Limited ACN 007 350 405 ("National Australia Trustees") as trustee of a trust established pursuant to a Nominee Trust Agreement, dated as of ________, 1997 (the "Nominee Trust Agreement"), among National Australia Trustees Limited and Australian Mutual Provident Society, an Australian mutual insurance company ("AMP") (such trust and National Australia Trustees Limited acting as trustee thereof being referred to herein as the "Contracting Stockholder") and AMP confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter") with respect to (i) the issue and sale by the Trust and the purchase by the Underwriter of 25,000,000 of the Trust's Structured Yield Product Exchangeable for Stock(SM) (the "STRYPES"), and (ii) the grant by the Trust to the Underwriter of the option described in Section 2(b) hereof to purchase all or any part of 3,750,000 additional STRYPES to cover over-allotments, if any. The aforesaid 25,000,000 STRYPES (the "Initial Securities") to be purchased by the Underwriter pursuant to this Agreement and all or any part of the 3,750,000

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(SM) Service mark of Merrill Lynch & Co., Inc.


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STRYPES subject to the option described in Section 2(b) hereof (the "Option
Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an Amended and Restated Trust Agreement, dated as of ________ __, 1997, among the trustees of the Trust (the "Trustees") ML IBK Positions, Inc., as sponsor (the "Trust Agreement"). The Trust has issued one STRYPES to ML IBK Positions, Inc. in consideration for a purchase price of $100 in satisfaction of the requirements of Section 14(a)(1) of the 1940 Act (as herein defined).

      The STRYPES will be exchanged for a specified number or amount of each type of security and other property constituting part of the Reference Property (as defined in the Trust Agreement) or, in certain circumstances, cash, or a combination of cash and Reference Property, with an equal value, upon conclusion of the term of the Trust on ______ __, 2000 (the "Exchange Date") or upon earlier dissolution of the Trust in certain circumstances. The initial Reference Property will be ordinary shares, par value A$1.00 per share (the "Bank Ordinary Shares"), of Westpac Banking Corporation, an Australian bank (the "Bank"), deliverable upon exchange of the STRYPES. On any Partial Cash Distribution Date (as defined in the Forward Purchase Contract hereinafter referred to), cash will be distributed to holders of STRYPES as set forth in the Forward Purchase Contract.

      The Trust, the Contracting Stockholder and AMP understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

      The Trust has filed with the Securities and Exchange Commission (the "Commission") (i) a notification on Form N-8A (the "Notification") of registration of the Trust as an investment company; and (ii) a registration statement on Form N-2 (Nos. 333-1787 and 811-7565) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and Pre-Effective Amendments No. 1, No. 2, No. 3, No. 4, No. 5, No. 6, No. 7, No. 8 and No. 9 thereto, including a preliminary prospectus relating to the offering of the Securities. Promptly after execution and delivery of this Agreement, the Trust will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (h) of Rule 497 ("Rule 497(h)") of the 1933 Act Regulations or (ii) if the Trust has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Trust Term Sheet") in accordance with the provisions of Rule 434 and Rule 497(h). The information included in such prospectus or in such Trust Term Sheet, as the case may be, that was omitted from such registration statement (as so amended) at the time it became effective but that is deemed to be part of such registration statement (as so amended) at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Any prospectus relating to the offering of the Securities used before such registration statement (as so amended) became effective but on or after the date on which said Pre-Effective Amendment No. 5 was filed with the Commission, and any prospectus relating to the offering of the Securities that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such


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effectiveness and prior to the execution and delivery of this Agreement, is herein called a "Trust preliminary prospectus." Such registration statement (as so amended), including the exhibits thereto and the schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Trust Registration Statement." Any registration statement filed by the Trust pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Trust Rule 462(b) Registration Statement," and after such filing the term "Trust Registration Statement" shall include the Trust Rule 462(b) Registration Statement. The final prospectus relating to the offering of the Securities, in the form first furnished to the Underwriter for use in connection with the offering of the Securities is referred to herein as the "Trust Prospectus." If Rule 434 is relied on, the term "Trust Prospectus" shall refer to the Trust preliminary prospectus dated ________ __, 1997 together with the Trust Term Sheet and all references in this Agreement to the date of the Trust Prospectus shall mean the date of the Trust Term Sheet. For purposes of this Agreement, all references to the Trust Registration Statement, any Trust preliminary prospectus, the Trust Prospectus or any Trust Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      Prior to the closing under this Agreement, the Trust, the Contracting Stockholder and AMP will enter into a forward purchase contract (the "Forward Purchase Contract"), pursuant to which the Contracting Stockholder will agree to sell and the Trust will agree to purchase, immediately prior to the Exchange Date, the Reference Property required by the Trust to exchange all of the Securities on the Exchange Date, subject to AMP's right (and in certain circumstances, its obligation) to satisfy the Contracting Stockholder's obligations thereunder in whole or in part through cash payment in lieu of delivery of all or a part of the Reference Property (the "Forward Purchase").

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Trust. The Trust represents and warrants to the Underwriter as of the date hereof, as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Trust Registration Statement and any Trust Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Trust Registration Statement or any Trust Rule 462(b) Registration Statement pursuant to Section 8(d) of the 1933 Act, or order pursuant to Section 8(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), has been issued and no proceedings for either such purpose have been instituted or are pending or, to the knowledge of the Trust, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.


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            At the respective times the Trust Registration Statement, any Trust
      Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), the Notification, the Trust Registration Statement, the Trust Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1940 Act and the rules and regulations of the Commission under the 1940 Act (the "1940 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Trust Prospectus nor any amendments or supplements thereto, at the time the Trust Prospectus or any such amendment or supplement was issued and at Closing Time (and, if any Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Trust will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Trust Registration Statement (or any amendments or supplements thereto) or the Trust Prospectus (or any amendments or supplements thereto) made in reliance upon and in conformity with information furnished to the Trust in writing by the Underwriter expressly for use in the Trust Registration Statement (or any amendments or supplements thereto) or the Trust Prospectus (or any amendments or supplements thereto).

            The Trust preliminary prospectus and the prospectus relating to the offering of the Securities filed as part of Pre-Effective Amendment No. 5 to the Trust Registration Statement as originally filed or as part of any amendment subsequent thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the 1940 Act Regulations, and, if applicable, each Trust preliminary prospectus and the Trust Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Independent Accountants. The accountants who certified certain financial statements and supporting schedules included in the Trust Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

            (iii) Financial Statement. The statement of assets, liabilities and capital included in the Trust Registration Statement and the Trust Prospectus, together with the notes thereto, present fairly the financial position of the Trust at the date indicated; said financial statement has been prepared in conformity with United States generally accepted accounting principles.


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

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Trust Registration Statement and the Trust Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, investment objectives or investment policies of the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust.

            (v) Good Standing of the Trust; No Subsidiaries. The Trust has been duly created and is validly existing as a business trust in good standing under the Delaware Act with power and authority to own its properties and to conduct its business as described in the Trust Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement and the Forward Purchase Contract; the Trust is and will, under current law, be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust has no subsidiaries.

            (vi) Registration Under the 1940 Act. The Trust is registered with the Commission as a non-diversified, closed-end management investment company under the 1940 Act. No order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Trust, threatened by the Commission. No person is serving or acting as an officer or trustee of the Trust, except in accordance with the provisions of the 1940 Act.

            (vii) Outstanding STRYPES. All of the outstanding STRYPES have been duly and validly authorized and issued and are fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and the form of certificate used to evidence the STRYPES is in due and proper form and complies with all provisions of applicable law.

            (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Trust.

            (ix) Authorization and Description of the Securities. The Securities have been duly authorized by the Trust for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the purchase price therefor as provided herein, will be validly issued and fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the STRYPES conform to all statements relating thereto contained in the Trust Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Trust.


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            (x) Authorization of Trust's Fundamental Agreements. Each of the
      Forward Purchase Contract, the Administration Agreement, to be dated _____ __, 1997, between the Trust and The Bank of New York as administrator (the "Administration Agreement"), the Custodian Agreement, dated ________ __, ____, between the Trust and The Bank of New York as custodian (the "Custodian Agreement"), the Paying Agent Agreement, to be dated _____ __, 1997, between the Trust and The Bank of New York as paying agent (the "Paying Agent Agreement"), the Fund Indemnity Agreement, to be dated _____ __, 1997, between the Trust and Merrill Lynch & Co., Inc. (the "Fund Indemnity Agreement") and the Escrow Agreement, to be dated ___________, 1997, among the Trust, AMP, the Contracting Stockholder and National Australia Bank Limited (the "Escrow Agreement"), (the Forward Purchase Contract, the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Fund Indemnity Agreement and the Escrow Agreement are collectively referred to herein as the "Trust's Fundamental Agreements") has been duly authorized by the Trust and, at Closing Time, will have been duly executed and delivered by the Trust and (assuming the due authorization, execution and delivery by the other parties thereto) will constitute a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xi) Compliance with Acts. The Trust Agreement, the Nominee Trust Agreement, the Fund Expense Agreement dated as of , 1997 among AMP, Merrill Lynch & Co., Inc. and The Bank of New York (the "Fund Expense Agreement"), and the Trust's Fundamental Agreements (collectively, the "Fundamental Agreements") comply with all applicable provisions of the 1933 Act and the 1940 Act, and all approvals of such documents required under the 1940 Act by the holders of the STRYPES and the Trustees have been obtained and are in full force and effect.

            (xii) Description of Fundamental Agreements. The Fundamental Agreements will conform in all material respects to the respective statements relating thereto contained in the Trust Prospectus and, to the extent forms thereof were filed as exhibits to the Trust Registration Statement, will be in substantially the respective forms so filed.

            (xiii) Absence of Defaults and Conflicts. The execution, delivery and performance by the Trust of this Agreement and each of the Trust's Fundamental Agreements and the consummation of the transactions contemplated herein, therein and in the Trust Registration Statement (including the issuance and sale of the Securities and the delivery of the Reference Property or cash or both in exchange therefor, the consummation of the Forward Purchase Contract and the use of the proceeds from the sale of the Securities as described in the Trust Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations hereunder, under the Securities and under each of the Trust's Fundamental Agreements do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, "Agreements and Instruments") (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect or such encumbrances created by the express terms of the Trust's Fundamental Agreements), nor will such action result in any violation of the provisions of the Trust Agreement or the restated trust certificate of the Trust filed with the State of Delaware on _______ __, 1997 or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Trust (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

            (xiv) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust, threatened, against or affecting the Trust, which is required to be disclosed in the Trust Registration Statement (other than as disclosed therein), or which might, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might, individually or in the aggregate, reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Fundamental Agreements (including the issuance and sale of the Securities and the delivery of the Reference Property or cash or both in exchange therefor and the consummation of the Forward Purchase) or the performance by the Trust of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Trust Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xv) No Investment Restrictions, etc. There are no material restrictions, limitations or regulations with respect to the ability of the Trust to invest its assets as described in the Trust Prospectus, other than as described therein.

            (xvi) Exhibits. There are no contracts or documents which are of a character required to be described in the Trust Registration Statement or the Trust Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

            (xvii) Absence of Further Requirements. No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the Trust to own and use its assets and to conduct its business in the manner described in the Trust Prospectus or for the performance by the Trust of its obligations under this Agreement or any Fundamental Agreement or the consummation by the Trust of the transactions contemplated herein or therein (including the issuance and sale of the Securities and the delivery of the Reference Property or cash or both in exchange therefor and the consummation of the Forward Purchase), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

            (xviii) Title to Property. The Trust has good title to all properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Trust Prospectus or
      (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Trust.

      (b) Representations and Warranties by the Contracting Stockholder and AMP. The Contracting Stockholder to its best knowledge without making any independent investigation and AMP represent and warrant to the Underwriter and the Trust as of the date hereof, as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with the Underwriter and the Trust, as follows:

            (i) Authority. The Contracting Stockholder has been duly created and is validly existing as a corporation under the laws of the State of New South Wales, Australia with power and authority to own its properties and to conduct its business as described in the Trust Prospectus and to enter into and perform its obligations under this Agreement, and the Fundamental Agreements to which it is a party, and to sell, transfer and deliver the Bank Ordinary Shares or other Reference Property to be sold, transferred and delivered to the Trust by the Contracting Stockholder pursuant to the Forward Purchase Contract.

            (ii) Delivery of Bank Ordinary Shares. At Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), the transfer and delivery by AMP to the Contracting Stockholder of the legal title to the Bank Ordinary Shares relating to the STRYPES to be issued at Closing Time and the applicable Date of Delivery shall have been made pursuant to the Nominee Trust Agreement, and the Contracting Stockholder will have such rights in and to such Bank Ordinary Shares as are set forth in the Forward Purchase Contract and the Nominee Trust Agreement free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any encumbrance, claim or equity created by the Trust or arising by virtue of the Forward Purchase Contract or the Nominee Trust Agreement). If immediately prior to the Exchange Date the Contracting Stockholder delivers to the Trust Bank Ordinary Shares or other Reference Property pursuant to the Forward Purchase Contract, upon delivery by the Contracting Stockholder to the Trust of the Bank Ordinary Shares or other Reference Property to be sold by the Contracting Stockholder pursuant to the Forward Purchase Contract, assuming the Trust purchased for value in good faith and without notice of any adverse claim, the Trust will have acquired all rights in and to such Bank Ordinary Shares or other Reference Property, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any encumbrance, claim or equity created by the Trust or arising by virtue of the Forward Purchase Contract or the Nominee Trust Agreement). The sale, transfer and delivery of Bank Ordinary Shares or other Reference Property by the Contracting Stockholder to the Trust as contemplated by the Forward Purchase Contract is not, and at the time of delivery of such Bank Ordinary Shares or other Reference Property will not be, subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Contracting Stockholder is a party or by which it is bound.

            (iii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Contracting Stockholder.

            (iv) Authorization of the Fundamental Agreements. Each of the Fundamental Agreements to which the Contracting Stockholder is a party has been duly authorized by the Contracting Stockholder and, at Closing Time, will have been duly executed and delivered by the Contracting Stockholder and (assuming the due authorization, execution and delivery by the other parties thereto) will constitute a valid and binding agreement of the Contracting Stockholder, enforceable against the Contracting Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Amounts received by the Contracting Stockholder at Closing Time and at each Date of Delivery, if any, pursuant to the Forward Purchase Contract will not be used by the Contracting Stockholder for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

            (v) Absence of Defaults and Conflicts. The execution, delivery and/or performance by the Contracting Stockholder of this Agreement and the Fundamental Agreements to which it is a party or to which it is subject and the consummation by the Contracting Stockholder of the transactions contemplated herein and therein and compliance by the

      Contracting Stockholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Stockholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Contracting Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Contracting Stockholder is a party or by which it or any of them may be bound, or to which any of the property or assets of the Contracting Stockholder is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of the Contracting Stockholder to perform its obligations under this Agreement or any of the Fundamental Agreements to which it is a party or to which it is subject and except such encumbrances created by the express terms of the Fundamental Agreements), nor will such action result in any violation of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over the Contracting Stockholder or any of its assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over the Contracting Stockholder or any of its assets, properties or operations (except in all cases for such violations that would not, singly or in the aggregate, materially and adversely affect the ability of the Contracting Stockholder to perform its obligations under this Agreement or any of the Fundamental Agreements to which it is a party or to which it is subject). As used herein, a "Stockholder Repayment Event" with respect to the Contracting Stockholder means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Contracting Stockholder.

            (vi) Absence of Further Requirements. No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by the Contracting Stockholder of this Agreement or the other Fundamental Agreements to which it is a party or the consummation by the Contracting Stockholder of the transactions contemplated herein or therein, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations or state securities laws in connection with the offer and sale of the STRYPES contemplated hereby. The Contracting Stockholder is not an "affiliate" of the Bank within the meaning of Rule 144 and Rule 405 under the Securities Act, and the Bank Ordinary Shares acquired by the Contracting Stockholder at or prior to Closing Time may be offered, transferred, sold, and delivered by the Contracting Stockholder to the Trust and by the Trust to the holders of STRYPES, in each case as contemplated by this Agreement and the Fundamental Agreements, and the STRYPES may be offered and sold as contemplated hereby, in each case without registration of the Bank Ordinary Shares under the Securities Act.

            (vii) Forward Purchase Contract. The representations and warranties of the Contracting Stockholder and National Australia Trustees set forth in Article IV of the Forward Purchase Contract are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been set forth in full in this Agreement.

            (viii) No Immunity from Legal Process. The Contracting Stockholder and its obligations under this Agreement and the Fundamental Agreements to which it is a party or is subject are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right in Australia or the United States or any political subdivision thereof of immunity from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the Fundamental Agreements to which it is a party or is subject; and, to the extent that the Contracting Stockholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any jurisdiction in which proceedings may at any time be commenced, the Contracting Stockholder has effectively waived such right and consented to such relief and enforcement.

            (ix) Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. The Contracting Stockholder has the power to submit, and pursuant to Section 12 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any United States federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to Section 12 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any United States federal or state court in the State of New York.

            (x) No Withholdings. Payments in respect of this Agreement or any of the Fundamental Agreements to which the Contracting Stockholder is a party or is subject, including the transfer, sale and delivery of the Bank Ordinary Shares or other Reference Property pursuant to the Forward Purchase Contract, are not subject under the laws of Australia or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation or otherwise.

            (xi) No Registration, Transfer or Similar Taxes or Duties. Except for New South Wales ad valorem stamp duty payable on (a) the Forward Purchase Contract, (b) the transfer of Bank Ordinary Shares from the Trust to holders of the STRYPES, (c) the amount A$200 on the Nominee Trust Agreement and (d) nominal stamp duty on each of the Purchase Agreement, Escrow Agreement, and the Sponsorship Agreement (all of which AMP has paid or will cause to be paid), there is no registration tax, transfer tax, stamp duty or similar tax or duty imposed by Australia or any political subdivision thereof or therein, in connection with any of the transactions contemplated hereby or thereby.

            (xii) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Contracting Stockholder based upon this Agreement or any of the Fundamental Agreements would be declared enforceable against the Contracting Stockholder by the courts of Australia without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in Australia, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (D) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, (E) the judgment is for a fixed sum and (F) the judgment does not conflict with another prior judgment in an action between the same parties and concerning the same issue. The Contracting Stockholder is not aware of any reason why the enforcement in Australia of such a judgment in respect of any of this Agreement or any of the Fundamental Agreements to which it is a party would be contrary to public policy of Australia.

            (xiii) No Approvals Required for U.S. Dollar Payments. No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in Australia is required for the payment by the Contracting Stockholder of any amounts in United States dollars pursuant to the terms of this Agreement or any of the Fundamental Agreements to which it is a party or is subject.

            (xiv) Miscellaneous. The Bank ADSs are listed on the New York Stock Exchange and the Bank is eligible to use Form F-3 under the Securities Act for a primary offering of non-investment grade securities pursuant to General Instruction B.1 of such form.

      (c) Representations and Warranties by AMP. AMP represents and warrants to the Underwriter and the Trust as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with the Underwriter and the Trust, as follows:

            (i) Authority. AMP has been duly established and is validly existing as a mutual insurance company under the laws of Australia with power and authority to enter into and perform its obligations under this Agreement, and the Fundamental Agreements to which it is a party, and to sell, transfer and deliver the Bank Ordinary Shares to be sold by AMP to the Contracting Stockholder prior to Closing Time or any Date of Delivery pursuant to the Nominee Trust Agreement.

            (ii) Delivery of Bank Ordinary Shares. At the time of delivery of the Bank Ordinary Shares by AMP to the Contracting Stockholder pursuant to the Nominee Trust Agreement, AMP was the sole registered and beneficial owner of and had all rights in and to the Bank Ordinary Shares the legal title of which was transferred and delivered by AMP to the Contracting Stockholder free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any encumbrance, claim or equity created by the Trust or arising by virtue of the Forward Purchase Contract or the Nominee Trust Agreement). If any Option Securities are purchased, at each Date of Delivery, if any, AMP having previously been the sole registered and beneficial owner of certain Bank Ordinary Shares will have transferred and delivered to the Contracting Stockholder pursuant to the Nominee Trust Agreement all rights in and to such Bank Ordinary Shares the legal title, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for any encumbrance, claim or equity created by the Trust or arising by virtue of the Forward Purchase Contract or the Nominee Trust Agreement).

            (iii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by AMP.

            (iv) Trust Registration Statement and Prospectus. At the respective times the Trust Registration Statement, any Trust Rule 462(b) Registration Statement and any post-effective amendments thereto became or will become effective and at Closing Time (and, if any Option Securities are purchased, at the applicable Date of Delivery), the Notification, the Trust Registration Statement, the Trust Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1940 Act and the 1940 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Trust Prospectus nor any amendments or supplements thereto, at the time the Trust Prospectus or any such amendment or supplement was issued and at Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Trust Registration Statement (or any amendments or supplements thereto) or the Trust Prospectus (or any amendments or supplements thereto) made in reliance upon and in conformity with information furnished to the Trust in writing by the Underwriter expressly for use in the Trust Registration Statement (or any amendments or supplements thereto) or Trust Prospectus (or any amendments or supplements thereto).

            Each Trust preliminary prospectus and the prospectus relating to the offering of the Securities filed as part of Pre-Effective Amendment No. 5 or any subsequent amendment to the Trust Registration Statement as originally filed, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the 1940 Act Regulations.

            (v) Authorization of the Fundamental Agreements. Each of the Fundamental Agreements to which AMP is a party has been duly authorized by AMP and, at the Closing Time, will have been duly executed and delivered by AMP and (assuming the due authorization, execution and delivery by the other parties thereto) will constitute a valid and binding agreement of AMP, enforceable against AMP in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Amounts received by AMP at Closing Time and at each Date of Delivery, if any, pursuant to the Nominee Trust Agreement will not be used by AMP for the purpose, whether immediate, incidental or ultimate, of buying or carrying a margin stock, as such terms are defined in Regulation G promulgated by the Board of Governors of the Federal Reserve System.

            (vi) Absence of Defaults and Conflicts. The execution, delivery and/or performance by AMP of this Agreement and the Fundamental Agreements to which it is a party or is subject and the consummation by AMP of the transactions contemplated herein and therein and compliance by AMP with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Stockholder Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of AMP or any subsidiary of AMP pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which AMP or any subsidiary of AMP is a party or by which it or any of them may be bound, or to which any of the property or assets of AMP or any subsidiary of AMP is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, materially and adversely affect the ability of AMP to perform its obligations under this Agreement or any of the Fundamental Agreements to which it is a party or is subject and except such encumbrances created by the express terms of the Fundamental Agreements), nor will such action result in any violation of any applicable law, statute, rule or regulation of any government or government instrumentality having jurisdiction over AMP or any subsidiary of AMP or any of their assets, properties or operations (other than any state securities or "blue sky" law, statute, rule or regulation, as to which no representation and warranty is made), or any applicable judgment, order, writ or decree of any government, government instrumentality or domestic court having jurisdiction over AMP or any subsidiary of AMP or any of their assets, properties or operations (except in all cases for such violations that would not, singly or in the aggregate, materially and adversely affect the ability of AMP to perform its obligations under this Agreement or any of the Fundamental Agreements to which it is a party or is subject). As used herein, a "Stockholder Repayment Event" with respect to AMP means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by AMP or any subsidiary of AMP.

            (vii) Absence of Further Requirements. No declaration or filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution, delivery or performance by AMP of this Agreement or the Fundamental Agreements to which it is a party or is subject or the consummation by AMP of the transactions contemplated herein or therein, except such as have been already obtained. AMP is not an "affiliate" of the Bank within the meaning of Rule 144 and Rule 405 under the Securities Act, and the Bank Ordinary Shares currently owned by AMP may be offered, transferred, sold, and delivered by AMP to the Contracting Stockholder as contemplated hereby and by the Nominee Trust Agreement, the Forward Purchase Agreement and the Prospectus and the STRYPES may be offered and sold as contemplated hereby, without registration of the Bank Ordinary Shares under the Securities Act.

            (viii) Forward Purchase Contract. The representations and warranties of AMP set forth in Section IV of the Forward Purchase Contract are true and correct on and as of the date hereof with the same effect as though such representations and warranties had been set forth in full in this Agreement.

            (ix) No Immunity from Legal Process. AMP and its obligations under this Agreement and the Fundamental Agreements to which it is a party or is subject are subject to civil and commercial law and to suit and neither it nor any of its properties, assets or revenues has any right in Australia or the United States or any political subdivision thereof of immunity from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the Fundamental Agreements to which it is a party or is subject; and, to the extent that AMP or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any jurisdiction in which proceedings may at any time be commenced, AMP has effectively waived such right and consented to such relief and enforcement.

            (x) Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. AMP has the power to submit, and pursuant to Section 12 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any United States federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower and pursuant to Section 12 of this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any United States federal or state court in the State of New York.

            (xi) No Withholdings. Payments in respect of this Agreement or any of the Fundamental Agreements to which AMP is a party or is subject, including the transfer, sale and delivery of the Bank Ordinary Shares to the Contracting Shareholder at Closing Time pursuant to the Nominee Trust Agreement, are not subject under the laws of Australia or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation or otherwise.

            (xii) Enforceability of New York Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against AMP based upon this Agreement or any of the Fundamental Agreements to which it is a party or is subject would be declared enforceable against AMP by the courts of Australia without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, provided that (A) the judgment is consistent with public policy in Australia, (B) the judgment was not given or obtained by fraud or in a manner contrary to natural justice, (C) the judgment was not based on a clear mistake of law or fact, (E) the judgment was not directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty, and (D) the judgment is for a fixed sum. AMP is not aware of any reason why the enforcement in Australia of such a judgment in respect of any of this Agreement or any of the Fundamental Agreements to which it is a party would be contrary to public policy in Australia.

            (xiii) No Approvals Required for U.S. Dollar Payments. No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency of or in the Commonwealth of Australia is required for the payment by AMP of any amounts in United States dollars pursuant to the terms of this Agreement or any of the Fundamental Agreements.

      (d) Officer's Certificates. Any certificate signed by any Trustee of the Trust and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Trust to the Underwriter as to the matters covered thereby. Any certificate signed by or on behalf of National Australia Trustees, the Contracting Stockholder or AMP and delivered to the Underwriter or counsel to the Underwriter or to the Trust or counsel to the Trust shall be deemed a representation and warranty by National Australia Trustees, the Contracting Stockholder or AMP, as the case may be, to the Underwriter or the Trust, as the case may be, as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriter; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, STRYPES at the price per STRYPES of $_______________________.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriter to purchase up to an additional _________ STRYPES at the price per STRYPES set forth in Section 2(a). The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Trust setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriter, but shall not be later than seven full business days (or, in the case of any exercise of said option by notice given after Closing Time (as hereinafter defined), earlier than two full business days) after the exercise of said option, nor in any event prior to Closing Time.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriter and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Trust (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Trust, on each Date of Delivery as specified in the notice from the Underwriter to the Trust.

      Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Underwriter of certificates for the Securities to be purchased by it.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriter may request in writing at least one full business day before Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriter in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3. Covenants.

            (a) Covenants of the Trust. The Trust covenants with the Underwriter as follows:

            (i) Compliance with Securities Regulations and Commission Requests. The Trust, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Trust Registration Statement shall become effective, or any supplement to the Trust Prospectus or any amended Trust Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Trust Registration Statement or any amendment or supplement to the Trust Prospectus or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Trust Registration Statement or of any order preventing or suspending the use of any Trust preliminary prospectus or any order pursuant to Section 8(e) of the 1940 Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust will promptly effect the filings necessary pursuant to Rule 497(h) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497(h) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order pursuant to Section 8(d) of the 1933 Act or any order pursuant to Section 8(e) of the 1940 Act and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (ii) Filing of Amendments. The Trust will give the Underwriter notice of its intention to file or prepare any amendment to the Trust Registration Statement (including any filing under Rule 462(b)), any Trust Term Sheet or any amendment, supplement or revision to either the prospectus relating to the offering of the Securities included in the Trust Registration Statement at the time it became effective or to the Trust

      Prospectus, whether pursuant to the 1933 Act, the 1940 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

            (iii) Delivery of Trust Registration Statements. The Trust has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Trust Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Trust Registration Statement as originally filed and of each amendment thereto (without exhibits). If applicable, the copies of the Trust Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iv) Delivery of Trust Prospectuses. The Trust has delivered to the Underwriter, without charge, as many copies of each Trust preliminary prospectus as the Underwriter reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Trust will furnish to the Underwriter, without charge, during the period when the Trust Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Trust Prospectus (as amended or supplemented) as the Underwriter may reasonably request. If applicable, the Trust Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (v) Continued Compliance with Securities Laws. The Trust will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and the 1940 Act and the 1940 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Trust Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Trust, to amend the Trust Registration Statement or amend or supplement the Trust Prospectus in order that the Trust Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Trust Registration Statement or amend or supplement the Trust Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the 1940 Act or the 1940 Act Regulations, the Trust will promptly prepare and file with the Commission, subject to
      Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Trust Registration Statement or the Trust Prospectus comply with such requirements, and the Trust will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

            (vi) Blue Sky Qualifications. The Trust will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Trust Registration Statement and any Trust Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign trust or association or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Trust Registration Statement and any Trust Rule 462(b) Registration Statement.

            (vii) Rule 158. The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (viii) Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Securities in the manner specified in the Trust Prospectus under "Use of Proceeds."

            (ix) Listing. The Trust will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

            (x) Reporting Requirements. The Trust, during the period when the Trust Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations and all documents required to be filed with the Commission pursuant to the 1940 Act within the time periods required by the 1940 Act and the 1940 Act Regulations.

            (b) Covenants of the Contracting Stockholder and AMP. The Contracting Stockholder and AMP covenant with the Underwriter and the Trust as follows:

            (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Trust Prospectus, neither the Contracting Stockholder nor AMP will, without the prior written consent of the Underwriter, (x) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any of an aggregate of 164 million Bank Ordinary Shares held on the date hereof either by AMP in its Statutory Fund No.1 or the Contracting Stockholder, securities convertible into, exchangeable for or repayable with such Bank Ordinary Shares, or rights or warrants to acquire such Bank Ordinary Shares, or (y) participate in the filing of any registration statement under the 1933 Act with respect to any Bank Ordinary Shares, securities convertible into, exchangeable for or repayable with Bank Ordinary Shares, or rights or warrants to acquire Bank Ordinary Shares. The foregoing sentence shall not apply to the execution and delivery by the Contracting Stockholder and AMP of the Forward Purchase Contract and the execution and delivery by AMP of the Nominee Trust Agreement or the consummation by the Contracting Stockholder and AMP of the transactions contemplated therein. AMP and its subsidiaries shall be entitled to deal in any other Bank Ordinary Shares, whether held by AMP's Statutory Fund No. 1 or otherwise in accordance with applicable law and whatever trading policies, practices or strategies of AMP or any of its subsidiaries then in effect.

            (ii) Purpose Statement. At or prior to Closing Time, the Contracting Stockholder and AMP each will deliver to the Trust a duly executed purpose statement on Form F. R. G-3 of the Board of Governors of the Federal Reserve System.

            SECTION 4. Payment of Expenses.

(a) Expenses Payable by the Trust. The Trust will pay all expenses incident to the performance by the Trust and the Contracting Stockholder of their respective obligations under this Agreement and the Registration Agreement, including (i) the preparation, printing and filing of the Notification and Pre-Effective Amendment No. 5 to the Trust Registration Statement (including financial statements and exhibits) and of each amendment, to the Trust Registration Statement filed thereafter with the Commission, (ii) the preparation, printing and delivery to the Underwriter of the Forward Purchase Contract and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, (iv) the fee's and disbursements of the Trust's counsel, accountants and other advisors,
(v) the fees and disbursements of the Contracting Stockholder's counsel and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of the counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the printing and delivery to the Underwriter of copies of each Trust preliminary prospectus, any Trust Term Sheets and of the Trust Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for Securities, (x) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

      (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5(b) or Section 9(a)(i) hereof, the Contracting Stockholder shall reimburse the Underwriter for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

      SECTION 5. Conditions.

(a) Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Trust, the Contracting Stockholder and AMP contained in Sections 1(a), 1(b) and 1(c) hereof, respectively, to the accuracy of the statements in certificates of any Trustee of the Trust, the Contracting Stockholder or AMP delivered pursuant to the provisions hereof, to the performance by the Trust and the Contracting Stockholder and AMP of their respective covenants and other obligations hereunder, and to the following further conditions:

            (1) Effectiveness of Trust Registration Statement. The Trust Registration Statement, including any Trust Rule 462(b) Registration Statement, shall have become effective and at Closing Time and no stop order suspending the effectiveness of the Trust Registration Statement pursuant to Section 8(d) of the 1933 Act, or order pursuant to Section 8(e) of the 1940 Act, shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497(h) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Trust has elected to rely upon Rule 434, a Trust Term Sheet shall have been filed with the Commission in accordance with Rule 497(h).

            (2) Opinion of New York Counsel for Underwriter and Trust. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, New York counsel for the Underwriter and the Trust with respect to such matters as the Underwriter may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

            (3) Opinion of Delaware Counsel for the Trust. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Richards, Layton & Finger, Delaware counsel for the Trust, in form and substance reasonably satisfactory to counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

            (4) Opinion of New York Counsel for the Contracting Stockholder and AMP. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Coudert Brothers, New York counsel for the Contracting Stockholder and AMP, in form and substance reasonably satisfactory to counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

            (5) Opinion of Australian Counsel for the Trust. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Allen & Hemsley, Australian counsel for the Trust, in form and substance reasonably satisfactory to counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New South Wales and the federal law of Australia, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

            (6) Opinion of Australian Counsel for the Contracting Stockholder and AMP. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Minter Ellison, Australian Counsel for the Contracting Stockholder and AMP, in form and substance reasonably satisfactory to counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New South Wales and the federal law of Australia, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

            (7) Opinion of Australian Counsel for National Australia Trustees. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Middletons Moore and Bevins, Australian Counsel for National Australia Trustees, in form and substance reasonably satisfactory to counsel for the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Victoria and the federal law of Australia, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of public officials.

            (8) Trustee's Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Trust Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, investment objectives or investment policies of the Trust, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Managing Trustee, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties contained in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Trust Registration Statement pursuant to Section 8(d) of the 1933 Act, or order pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (9) Bank Condition. At Closing Time, there shall not have been since the date hereof, in the opinion of the Underwriter, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

            (10) Certificates of Contracting Stockholder and AMP. At Closing Time, the Underwriter shall have received certificates by or on behalf of the Contracting Stockholder and AMP, dated as of Closing Time, to the effect that (i) the representations and warranties contained in Section 1(b) hereof in the case of the Contracting Stockholder, and Sections 1(b) and 1(c) in the case of AMP, are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Contracting Stockholder or AMP, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time pursuant to this Agreement and the transactions contemplated hereby.

            (11) Maintenance of Rating; Listing. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Bank's debt securities or preferred stock by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Bank's debt securities or preferred stock. At Closing Time, the Bank ADSs shall be listed on the NYSE.

            (12) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (13) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (14) Fundamental Agreements. Each Fundamental Agreement shall have been executed and delivered by all parties thereto, and AMP shall have delivered to the Contracting Stockholder the number of Bank Ordinary Shares required by the Nominee Trust Agreement.

            (15) Conditions to Purchase of Option Securities. In the event that the Underwriter exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Trust, the Contracting Stockholder and AMP contained herein, and the statements in any certificates furnished by the Trust, the Contracting Stockholder or AMP hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriter shall have received:

            (A) Trustee's Certificate. A certificate, dated such Date of Delivery, of the Managing Trustee confirming that the certificate delivered at Closing Time pursuant to Section 5(a)(8) hereof is true and correct as of such Date of Delivery.

            (B) Certificates of Contracting Stockholder and AMP. Certificates, each dated such Date of Delivery, by or on behalf of the Contracting Stockholder and AMP, each confirming that the certificate delivered by the Contracting Stockholder or AMP, as the case may be, at Closing Time pursuant to Section 5(a)(10) hereof is true and correct as of such Date of Delivery.

            (C) Opinion of New York Counsel for Underwriter and Trust. The favorable opinion of Brown & Wood LLP, New York counsel for the Underwriter and the Trust, in form and substance satisfactory to the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(2) hereof.

            (D) Opinion of Delaware Counsel for the Trust. The favorable opinion of Richards, Layton & Finger, Delaware counsel for the Trust, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(3) hereof.

            (E) Opinion of New York Counsel for the Contracting Stockholder and AMP. The favorable opinion of Coudert Brothers, New York counsel for the Contracting Stockholder and AMP, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(4) hereof.

            (F) Opinion of Australian Counsel for the Trust. The favorable opinion of Allen & Hemsley, Australian counsel for the Trust, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(5) hereof.

            (G) Opinion of Australian Counsel for the Contracting Stockholder and AMP. The favorable opinion of Minter Ellison, Australian counsel for the Contracting Stockholder and AMP, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(6) hereof.

            (H) Opinion of Australian Counsel for National Australian Trustees. The favorable opinion of Middletons Moore and Bevins, Australian counsel for National Australia Trustees, in form and substance reasonably satisfactory to counsel for the Underwriter, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(7) hereof.

            (16) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriter shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Trust in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

      (b) Termination of Agreement. If any condition specified in subsection (a) of this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after Closing Time, the obligations of the Underwriter to purchase the relevant Option Securities, may be terminated by the Underwriter by notice to the Trust, the Contracting Stockholder and AMP at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 12 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of the Underwriter and the Trust by AMP. AMP agrees to indemnify and hold harmless the Underwriter, the Trust and each person, if any, who controls the Underwriter or the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Trust preliminary prospectus or the Trust Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or the representation and warranty contained in the last sentence of Sections 1(b)(vi) and 1(c)(vi) hereunder by AMP being untrue or allegedly untrue in whole or in part;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any such untrue or alleged untrue misrepresentation or warranty referred to under (i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of AMP; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or any such untrue or alleged untrue misrepresentation referred to under
      (i) above, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust by the Underwriter expressly for use in the Trust Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any Trust preliminary prospectus or the Trust Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of the Trust and AMP. The Underwriter agrees to indemnify and hold harmless the Trust, AMP and each person, if any, who controls the Trust or AMP within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Trust Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any Trust preliminary prospectus or the Trust Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust by the Underwriter expressly for use in the Trust Registration Statement (or any amendment thereto) or such Trust preliminary prospectus or the Trust Prospectus (or any amendment or supplement thereto).

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by AMP. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

      SECTION 7. Contribution. If and to the extent that the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust, the Contracting Stockholder and AMP on the one hand and the Underwriter on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust, the Contracting Stockholder and AMP on the one hand and of the Underwriter on the other hand in connection with the statements or omissions or misrepresentations or failures which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Trust, the Contracting Stockholder and AMP on the one hand and the Underwriter on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be such that the Underwriter shall be responsible for that portion of the aggregate amount of such losses, liabilities, claims, damages and expenses represented by the percentage that the total underwriting discount received by the Underwriter as set forth on the cover of the Trust Prospectus, or, if Rule 434 is used, the corresponding location on the Trust Term Sheet, bears to the aggregate initial public offering price of the Securities as set forth on such cover and AMP shall be responsible for the balance. The relative fault of the Trust, the Contracting Stockholder and AMP on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust, the Contracting Stockholder and AMP on the one hand or by the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such misstatement or omission.

      Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      The Trust, the Contracting Stockholder, AMP and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or untrue or alleged untrue misrepresentation or warranty.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, and each person, if any, who controls the Trust, the Contracting Stockholder or AMP within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust, the Contracting Stockholder or AMP, as the case may be.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of the Trust, the Contracting Stockholder or AMP submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or its controlling persons, or by or on behalf of the Trust, the Contracting Stockholder or AMP, and shall survive delivery of the Securities to the Underwriter.

      SECTION 9. Termination of Agreement.

(a) Termination; General. The Underwriter may terminate this Agreement, by notice to the Trust, the Contracting Stockholder and AMP, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Trust Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, investment objectives or investment policies of the Trust, or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries considered as one enterprise, in each case whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Australia, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S. or Australian national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in Bank Ordinary Shares or any other securities of the Bank on any exchange or quotation system on which they are listed, trading in American depositary shares representing Bank Ordinary Shares listed on the New York Stock Exchange or trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by any of Australian, United States federal or New York authorities, or (v) if there has been any change in Australian taxation directly and materially affecting the Securities or the imposition of exchange controls by the United States or Australia directly and materially affecting the Securities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 12 shall survive such termination and remain in full force and effect.

      SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to the Underwriter at North Tower, World Financial Center, New York, New York 10281, attention Douglas W. Squires; notices to the Trust shall be directed to it c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715, attention of Donald J. Puglisi; notices to the Contracting

Stockholder shall be directed to 23 Hunter Street, Sydney, New South Wales 2000 Australia (facsimile 612 9221 3942) attention: Business Manager; and notices to AMP shall be directed to Level 17, 33 Alfred Street, Sydney, New South Wales 2000 Australia (facsimile 612 9257 5891) attention: Senior Investment Manager.

      SECTION 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriter, the Trust, the Contracting Stockholder, AMP and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 12. Consent to Jurisdiction; Appointment of Agent to Accept
                  Service of Process.

      (a) Consent to Jurisdiction. The Contracting Stockholder and AMP (with each such party being referred to in this Section 12 as the "Appointing Party") each irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in any United States federal or state court in the State of New York, County of New York.

      (b) Appointment of Service Agent. The Appointing Party designates, appoints, and empowers CT Corporation System with offices currently at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against the Appointing Party in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Appointing Party agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 12 satisfactory to the Underwriter. The Appointing Party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Appointing Party, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 12 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy to the Appointing Party as provided in Section 10. The Appointing Party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of the Securities, the Underwriter and the other persons referred to in Sections 7 and 8 to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Appointing Party, or bring actions, suits or proceedings against it in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Appointing Party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the federal courts located in The City of New York or the courts of the State of New York located in The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) Survival. The provisions of this Section 12 shall survive any termination of this Agreement, in whole or in part.

      SECTION 13. Foreign Taxes.

      All payments by the Contracting Stockholder and AMP to the Underwriter hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Australia or any other jurisdiction in which the Contracting Stockholder or AMP, as the case may be, has a branch or an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of the Underwriter having some connection with any such jurisdiction other than its participation as Underwriter hereunder, and (ii) any income or franchise tax on the overall net income of the Underwriter imposed by the United States of America or by the State of New York or any political subdivision of the United States of America or of the State of New York (all such non-excluded taxes, "Foreign Taxes"). If the Contracting Stockholder or AMP is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement by such party shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to the Underwriter an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

      SECTION 14. Waiver Of Immunities.

      To the extent that the Contracting Stockholder, AMP or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceed-ing, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any of the Fundamental Agreements, the Contracting Stockholder and AMP hereby irrevocably and unconditionally waive and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

      SECTION 15. Judgment Currency.

      The Contracting Stockholder and AMP, severally and not jointly, agree to indemnify the Underwriter against any loss incurred by the Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Underwriter is able to purchase United States dollars, at the business day nearest the date of judgment, with the amount of the Judgment Currency actually received by the Underwriter. The foregoing indemnity shall constitute separate and independent obligations of the Contracting Stockholder and AMP, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs or exchange payable in connection with the purchase of, or conversion into, the relevant currency.

      SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 17. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 18. Limitation of Liability. Except for any liability or other obligation incurred by the Contracting Stockholder fraudulently, dishonestly, with gross negligence, wilful misconduct, or by failure to use reasonable care, the Contracting Stockholder is only liable in its capacity as trustee and to the extent of the Contracting Stockholder's rights in the Exchange Property and the parties to this Agreement other than the Contracting Stockholder may not sue the Contracting Stockholder in any other capacity than as trustee, including seeking appointment of a liquidator, administrator or any similar person to National Australia Trustees. AMP shall promptly compensate the Underwriter for any losses incurred by the Underwriter directly or indirectly arising from this provision.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust, the Contracting Stockholder and AMP a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Trust, the Contracting Stockholder and AMP in accordance with its terms.

                                          Very truly yours,

                                          WBK STRYPES TRUST


                                          --------------------------------------
                                          Donald J. Puglisi, as Managing Trustee


                                          SIGNED SEALED AND DELIVERED
                                          on behalf of NATIONAL AUSTRALIA
                                          TRUSTEES LIMITED (ACN 007 350 405)
                                          by its duly appointed attorney
                                          under power of attorney dated
                                          28 May 1997


                                          By
                                            ------------------------------------
                                             Name:
                                             Title:

                                          AUSTRALIAN MUTUAL PROVIDENT SOCIETY


                                          By
                                            ------------------------------------
                                             Name:
                                             Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED

By
  --------------------------------
       Authorized Signatory